UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024

DIRTT ENVIRONMENTAL SOLUTIONS LTD.
(Exact name of registrant as specified in its charter)

Canada	001-39061	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E. Calgary, Alberta (Address of principal executive offices)	T2C 1N6 (Zip Code)

Registrant’s telephone number, including area code: (403) 723-5000

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On February 15, 2024, DIRTT Environmental Solutions Ltd. (the “Company”) issued a press release announcing that it will commence a cash tender offer to purchase up to C$6,000,000 aggregate principal amount of 6.00% convertible unsecured subordinated debentures due January 31, 2026 of the Company (the “January Debentures”) at a purchase price of C$720 (subject to applicable withholding taxes, if any) per C$1,000 principal amount of January Debentures and up to C$9,000,000 aggregate principal amount of 6.25% convertible unsecured subordinated debentures due December 31, 2026 of the Company (the “December Debentures”) at a purchase price of C$600 (subject to applicable withholding taxes, if any) per C$1,000 principal amount of December Debentures. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated February 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2024

DIRTT Environmental Solutions Ltd.

By: /s/ Fareeha Khan

Fareeha Khan